EXHIBIT 4.135
The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.
PLEDGE OF QUOTAS AGREEMENT by
CLOSURE SYSTEMS INTERNATIONAL B.V.
For value received, the undersigned, CLOSURE SYSTEMS INTERNATIONAL B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its official seat in Amsterdam and its registered office address at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands and registered in the commercial register of Amsterdam under number 34291082, represented in this act by Freddy Fachler in his/her condition of Attorney-in-fact with sufficient powers for this act, hereinafter referred as PLEDGOR, and Wilmington Trust (London) Limited as collateral agent for the Secured Parties under the Loan Documents, represented in this act by ELAINE LOCKHART in his/her condition of Attorney-in-fact with sufficient powers for this act, hereinafter referred as PLEDGEE, have agreed to execute this Pledge of Quotas Agreement that will be regulated by the following clauses:
     WHEREAS, the PLEDGOR is a party to the First Lien Intercreditor Agreement; and
     WHEREAS, to induce the Secured Parties as to make advances and to provide other financial accommodation under the Loan Documents, the

PLEDGOR has agreed to pledge in favour of the PLEDGEE all 10 quotas of ¢5,800 colones each, Costa Rican currency, of CSI CLOSURE SYSTEMS MANUFACTURING DE CENTRO AMERICA S.R.L., corporate identification number 3-102-226363, domiciled as at the date of this Pledge of Quotas Agreement in San José, Costa Rica, #517, 11th Avenue (the “CORPORATION”), all of which are represented by certificate number Two, Series A, issued on January 22, 2010, as security for the prompt payment of the Obligations.
          DEFINITIONS:
     “Agreed Security Principles” has the meaning it is given in the Credit Agreement and the Senior Secured Note Indenture and to the extent of any inconsistency, the meaning it is given in the Credit Agreement shall prevail.
     “Collateral Agent” means Wilmington Trust (London) Limited in its capacity as collateral agent as appointed under the Joinder Agreement and its successors, permitted transferees and permitted assigns in such capacity.
     “Credit Agreement” means the Credit Agreement dated as of 5 November, 2009, among (amongst others) Reynolds Group Holdings Inc., Closure Systems International Holdings Inc., Closure Systems International B.V., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & Co. KGaA and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time.
     “Enforcement Event” means an “Event of Default” under, and as defined in, the First Lien Intercreditor Agreement.
     “Existing Pledge of Quotas Agreement” has the meaning given to said term in Clause 2 (a).
     “First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement dated as of 5 November, 2009, among (amongst others) The Bank of

New York Mellon, as collateral agent and as trustee under the Senior Secured Note Indenture, Credit Suisse AG (formerly known as Credit Suisse), as administrative agent under the Credit Agreement, and the Loan Parties, as amended, novated, supplemented, restated or modified from time to time (including by the Joinder Agreement which added the Collateral Agent as a collateral agent under the First Lien Intercreditor Agreement).
     “Intercreditor Arrangements” means the First Lien Intercreditor Agreement and any other document that is designated by the Loan Parties’ Agent and the Collateral Agent as an intercreditor agreement, in each case as amended, novated, supplemented, restated, replaced or modified from time to time.
     “Issuers” means the “Issuers” under, and as defined in, the Senior Secured Note Indenture, including their successors in interest.
     “Joinder Agreement” means the joinder agreement dated on 21 January 2010 made among (amongst others) the Collateral Agent, The Bank of New York Mellon, Credit Suisse AG and Reynolds Group Holdings Limited pursuant to which the Collateral Agent is appointed an additional collateral agent and becomes a party to the First Lien Intercreditor Agreement.
     “Lien” has the meaning it is given in the First Lien Intercreditor Agreement.
     “Loan Documents” means the “Credit Documents” under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document.
     “Loan Parties” means the “Grantors” under, and as defined in, the First Lien Intercreditor Agreement.
     “Loan Parties’ Agent” means Reynolds Group Holdings Limited (formerly known as Rank Group Holdings Limited).
     “Principal Finance Documents” means the Credit Agreement, the Senior Secured Note Indenture, the Intercreditor Arrangements and any Additional Agreement.

     “Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Loan Party and each grantor of a security interest to the Secured Parties (or any of them) under each or any of the Loan Documents, together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Loan Documents or any other document evidencing or securing any such liabilities.
     “Secured Parties” means the “Secured Parties” under, and as defined in, the First Lien Intercreditor Agreement.
     “Security Documents” means the “Security Documents” under, and as defined in, the First Lien Intercreditor Agreement.
     “Senior Secured Note Indenture” means the Indenture dated as of 5 November, 2009, among the Issuers, the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time.
     This Pledge of Quotas Agreement is subject to the terms of the Intercreditor Arrangements. In the event of a conflict between the terms of this Pledge of Quotas Agreement and the Intercreditor Arrangements, the terms of the Intercreditor Arrangements will prevail.
     Unless defined in this Pledge of Quotas Agreement or the context otherwise requires, a term defined in the First Lien Intercreditor Agreement has the same meaning in this Pledge of Quotas Agreement and in any notice given under this Pledge of Quotas Agreement.
     No obligations shall be included in the definition of “Obligations” to the extent that, if included, the security interest granted pursuant to this Pledge of Quotas Agreement or any part thereof would be void as a result of a violation of the prohibition on financial assistance as contained in Articles 2:98c and 2:207c of the Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and all provisions hereof will be construed accordingly. For the avoidance of doubt, this Pledge of Quotas Agreement will continue to secure those obligations which, if included in the definition of “Obligations”, would not constitute a violation of the Prohibition.
     NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follow:
     1) In consideration of the Obligations, the PLEDGOR herewith pledges and delivers to the PLEDGEE all 10 quotas of ¢5,800 each, representing 100% of the social capital of the CORPORATION. The PLEDGOR shall promptly record said pledge of quotas in the Registration of Quota holders’ book of the CORPORATION.
     2) The PLEDGOR hereby represents and warrants to the Secured Parties, as at the date of this Pledge of Quotas Agreement: (a) That, other than as permitted by the Principal Finance Documents and except as pledged herein or pursuant to an existing pledge of quota agreement entered into on February 22, 2008 and which agreement is being released (the “Existing Pledge of Quotas Agreement”), the PLEDGOR has not sold, assigned, transferred or granted any Lien over the quotas of the CORPORATION which are the subject of this Pledge of Quotas Agreement in any manner whatsoever and that the quotas of the CORPORATION, which are the subject of this Pledge of Quotas Agreement, are pledged herewith free and clear of any and all Liens other than those permitted by the Principal Finance Documents and the Existing Pledge of Quotas Agreement.
(b) That, subject to the Legal Reservations (as defined in the Credit Agreement) and the Agreed Security Principles, this Pledge of Quotas Agreement has or will have first-ranking priority over the quotas of the CORPORATION except for obligations mandatorily preferred by law applying to companies generally in The Netherlands and Costa Rica and the Existing Pledge of Quotas Agreement.

(c) That the PLEDGOR has full power and authority to execute and deliver this Pledge of Quotas Agreement and to pledge the quotas of the CORPORATION hereunder, that subject to the Legal Reservations (as defined in the Credit Agreement), the obligations expressed to be assumed by the PLEDGOR under this Pledge of Quotas Agreement constitute the valid and binding obligations of the PLEDGOR enforceable in accordance with its terms, and that the pledge of the quotas of the CORPORATION contained herein is not in conflict with any agreement, undertaking or obligation of the PLEDGOR or instrument binding upon the PLEDGOR to an extent which has, or could reasonably be expected to have, a Material Adverse Effect (as defined in the Credit Agreement).
     3) The PLEDGEE shall hold the quotas of the CORPORATION as security for the payment of the Obligations and will not at any time dispose of or encumber the same except as herein provided. Unless an Enforcement Event has occurred and is continuing, the PLEDGEE shall not be entitled to be registered as quotaholder in respect of the quotas of the CORPORATION which are the subject of this Pledge of Quotas Agreement. While the PLEDGEE is the holder of the quotas of the CORPORATION, the PLEDGEE shall not collect dividends thereon and the PLEDGOR shall have the right to cast any vote of the same at any meeting of quota holders of the CORPORATION and exercise all rights and powers in respect of the quotas of the CORPORATION, at which said quotas may be entitled to vote and the PLEDGOR may be entitled to exercise such rights and powers so long as an Enforcement Event is not continuing. During the term of this Pledge of Quotas Agreement, and so long as an Enforcement Event is not continuing, the PLEDGOR shall have full rights to vote said quotas, provided that the PLEDGOR shall not at any time exercise or refrain from exercising such rights in a manner which would affect adversely the validity or enforceability of the security created by this Pledge of Quotas Agreement or cause an Event of Default to occur and provided further that the PLEDGOR shall be entitled to receive dividends, interests, other moneys and distributions upstream on the pledged quotas to the extent permitted by the Principal Finance Documents. The PLEDGEE shall at the expense of the PLEDGOR, retransfer or redeliver the quotas of the CORPORATION to the PLEDGOR upon the full payment of the Obligations or in accordance with Clause 10 below.
     4) Subject to the Agreed Security Principles, the PLEDGOR will pledge, deliver and assign to the PLEDGEE any future quotas held by it representing stock capital increases of the CORPORATION, under substantially the same terms and conditions as this Pledge of Quotas Agreement.
     5)(a) If an Enforcement Event has occurred and is continuing, the PLEDGEE will be able to retain a private broker (corredor jurado), in order for this private broker to sell all the quotas being pledged, in whole or in part, at a sale and apply the proceeds of any such sale in accordance with the provisions of the Intercreditor Arrangements.
     5)(b) In the event that the proceeds of any such sale described in (5)(a) are not sufficient to pay the Obligations, then the PLEDGOR shall remain liable and shall pay the PLEDGEE any such deficiency until the Obligations are discharged. Any purchaser at any such private sale shall receive the quotas of the CORPORATION and all rights of redemption or other rights or claims of the PLEDGOR, all of which are hereby waived.
     5)(c) The base price used for any private sale described in (5)(a) above shall be the valuation made by an independent appraiser contracted by the PLEDGEE.
     6) This is the entire agreement between the parties hereto and may be changed only by a written instrument signed by the party against whom any charge is sought to be enforced.
     7) This Pledge of Quotas Agreement shall be governed by, and construed in accordance with, the laws of Costa Rica and the parties hereby submit to the jurisdiction of the courts of England or Costa Rica at the election of the PLEDGEE.

     8) This Pledge of Quotas Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors, transferees and assigns.
     9) This Pledge of Quotas Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Pledge of Quotas Agreement.
     10) The security constituted by this Pledge of Quotas Agreement shall be released, reassigned (if applicable) and cancelled: (a) by the PLEDGEE (acting on the instructions of the Applicable Representative) at the request and cost of the PLEDGOR, upon the Obligations being irrevocably paid or discharged in full and none of the Secured Parties being under any further actual or contingent obligation to make advances or provide other financial accommodation to the PLEDGOR or any other person under any of the Loan Documents; or (b) in accordance with, and to the extent required by, the Intercreditor Arrangements. If the PLEDGOR disposes of any of the quotas of the CORPORATION and that disposal is permitted by the Principal Finance Documents, such quotas of the CORPORATION shall, unless an Enforcement Event has occurred and is continuing: (a) be automatically released, reassigned (if applicable) and cancelled from this Pledge of Quotas Agreement with effect from the day of such disposal and the PLEDGEE at the written request and cost of the PLEDGOR in accordance with the Intercreditor Arrangements shall do all such acts which are reasonably requested by the PLEDGOR in order to release the relevant quotas of the CORPORATION from the security interests created under this Pledge of Quotas Agreement; or (b) be released, reassigned (if applicable) and cancelled in accordance with, and to the extent required, by the Intercreditor Arrangements.
     11) Notices and other communications provided for herein shall be given in accordance with and pursuant to the provisions of the First Lien Intercreditor Agreement.

     12) None of the PLEDGEE, its nominee(s) or any delegate or receiver shall be liable by reason of (a) taking any action permitted by this Pledge of Quotas Agreement or (b) any neglect or default in connection with this Pledge of Quotas Agreement or (c) taking possession of or realising all or any part of the quotas pledged pursuant to this Pledge of Quotas Agreement, except to the extent provided in the Principal Finance Documents.
     13) To the extent set out in Section 4.11 of the First Lien Intercreditor Agreement, the PLEDGOR shall, notwithstanding any release or discharge of all or any part of the security, indemnify the PLEDGEE, its agents, attorneys, and any delegate and receiver against any action, proceeding, claims, losses, liabilities, expenses, demands, taxes and costs which it may sustain as a consequence of any breach by the PLEDGOR of the provisions of this Pledge of Quotas Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Pledge of Quotas Agreement or otherwise relating to the quotas the subject of this Pledge of Quotas Agreement.
     14) Subject to Section 4.05 of the First Lien Intercreditor Agreement, each of the PLEDGEE and any receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Pledge of Quotas Agreement (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise, any subsequent delegation or any revocation of such power, authority or discretion by the PLEDGEE or the receiver itself.
     15) For the avoidance of doubt, the PLEDGOR acknowledges that the PLEDGEE is permitted to act on the instructions of the Applicable Representative in accordance with Clause 2.02(a)(i) of the First Lien Intercreditor Agreement. The PLEDGOR acknowledges that the PLEDGEE may assume that any and all instructions received by it from the Applicable Representative under this Pledge of Quotas Agreement are reasonable, and that any question as to the reasonableness or otherwise of such instructions shall be determined as between the Applicable Representative and the PLEDGOR.
     16) The PLEDGOR acknowledges and agrees that the PLEDGEE’s actions under this Pledge of Quotas Agreement are on the basis of authority conferred under the Principal Finance Documents to which the PLEDGEE is a party, and on directions of the Applicable Representative. In so acting, the PLEDGEE shall have, subject to the terms of the Principal Finance Documents, the protections, immunities, rights, indemnities and benefits conferred on a collateral agent under the Principal Finance Documents.
     IN WITNESS WHEREOF, the PLEDGOR, intending to be legally bound hereby, has executed this Pledge of Quotas Agreement on January 29, 2010.

EXECUTED on behalf of CLOSURE SYSTEMS INTERNATIONAL B.V. by:

/s/ Freddy Fachler

Signature

FREDDY FACHLER

Name

EXECUTED on behalf of WILMINGTON TRUST (LONDON) LIMITED by:

/s/ Elaine Lockhart

Signature

ELAINE LOCKHART

Name